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Exhibit 99

VIACOM REPORTS THIRD QUARTER 2006 RESULTS

  •
  Revenues up 7% to $2.66 billion led by an increase of 10% in Cable Networks.

  •
  Operating income declined 12% versus pro forma 2005 to $655.5 million; Cable Networks operating income increased 14% versus 2005, offset by Entertainment segment.

  •
  Diluted earnings per share from continuing operations of $0.50.

New York, New York, November 9, 2006—Viacom Inc. (NYSE: VIA and VIA.B) today reported financial results for the third quarter ended September 30, 2006.

The Company reported revenues and operating income of $2.66 billion and $655.5 million, respectively, for the quarter, compared with revenues and pro forma operating income of $2.48 billion and $744.5 million, respectively, in the third quarter of 2005. The 7% growth in revenues was driven by a 10% revenue increase in the Cable Networks segment. Operating income declined 12% versus 2005 pro forma operating income, as a 14% gain in Cable Networks segment operating income was more than offset by a decline in the Entertainment segment. Net earnings from continuing operations in the third quarter were $356.3 million, or $0.50 per diluted share, versus 2005 pro forma net earnings of $415.2 million, or $0.55 per diluted share. Operating income and net earnings from continuing operations in the third quarter reflect net one-time compensation charges of $62.0 million ($37.5 million, net of tax). Net earnings from continuing operations in the third quarter also include the recognition of $29.1 million of discrete tax benefits. Taken together, these items reduced fully diluted earnings per share by $0.01.

Sumner M. Redstone, Executive Chairman of Viacom, said "Considering the short time that Philippe Dauman has been in place as CEO, I am truly impressed with our solid third quarter results, particularly the performance of our well-known cable brands. I am confident that you will see further operational success in the not too distant future. Viacom will continue to expand on its creative heritage and move rapidly to the forefront of emerging digital markets, keeping us on the path to outstanding long term financial performance and free cash flow generation."

Philippe P. Dauman, President and Chief Executive Officer of Viacom, said "We achieved significant financial and operational progress in the third quarter and we remain on track to deliver on our goals for the full year. I see even greater opportunities to build for future growth as we harness Viacom's powerful brands, popular content and unique connections with the audiences that are driving the digital revolution.

2

Viacom is rich in the short-form content that is highly attractive to online consumers, underscored by our position as a leading entertainment content property on the Internet today with an aggregate 37 million monthly unique visitors in September1.

"We intend to continue to invest in our future and enhance profitability for the long term, as well as for the short term. We are making rapid progress and are intensifying our focus on continuing to grow our industry-leading flagship brands both here and in promising markets abroad, on accelerating the growth of our less-developed cable channels and underutilized content libraries, and on driving existing and newly created programming to audiences across every platform. In addition to internal development, we will continue to apply a rigorous and selective approach to acquisitions that emphasize coordination and execution and will add businesses in core areas that offer compelling experiences for our consumers."

Revenues

Revenues increased $182.3 million, or 7%, to $2.66 billion. Cable Networks segment revenues increased 10% to $1.84 billion. Worldwide advertising revenues at the Cable Networks segment increased 7% to $1,090.1 million and affiliate fees climbed 12% to $510.4 million. Cable Networks segment acquisitions contributed $23.7 million of revenue growth, principally internationally, or 1.4 points of the segment's total growth. Entertainment segment revenues were up 1%, or $11.9 million. DreamWorks L.L.C. and the distribution activities for DreamWorks Animation and DreamWorks live-action library films (collectively "DreamWorks") acquired on January 31, 2006 contributed $279.2 million which was almost entirely offset by the box office success of War of the Worlds in the third quarter of last year. Feature films released in the current quarter included World Trade Center, Barnyard, jackass: number two and The Last Kiss.

Revenues	Quarter Ended September 30,			Nine Months Ended September 30,
(in millions)	2006	2005	2006 vs. 2005	2006	2005	2006 vs. 2005

Cable Networks	$1,837.9	$1,670.0	10%	$5,160.7	$4,763.6	8%
Entertainment	856.5	844.6	1%	2,804.7	2,207.7	27%
Eliminations	(34.6)	(37.1)	NM	(91.4)	(85.4)	NM

Total	$2,659.8	$2,477.5	7%	$7,874.0	$6,885.9	14%

Additional information, including supplementary information regarding results of our segments, is available on our website at www.viacom.com.

NM = not meaningful

According to comScore Media Metrix

Operating Income

Operating income decreased 12%, or $89.0 million, to $655.5 million as compared with 2005 pro forma operating income of $744.5 million. Cable Networks segment operating income increased $95.7 million, or 14%, to $777.7 million; this increase was more than offset by a decrease in the Entertainment segment of $114.9 million versus 2005 pro forma operating income. The decline was principally attributable to the timing, number and performance of theatrical releases in the third quarter of 2006, compared with the same prior-year period, particularly the performance of War of the Worlds released in late June 2005, but partially offset by growth in home entertainment and television. Corporate expenses increased $71.4 million to $113.8 million compared to pro forma 2005. The increase in Corporate expense stemmed largely from a net one-time compensation charge of $62.0 million relating to the resignation of the former President and Chief Executive Officer, partially offset by a compensation expense benefit from an amendment to the employment agreement with the Executive Chairman of Viacom. The provisions of FAS 123R, adopted in the first quarter of 2006, contributed to increased compensation expense in the quarter of $16.6 million ($6.8 million in the Cable Networks segment, $3.8 million in the Entertainment segment and $6.0 million for Corporate).

Reconciliations of actual 2006 results to 2005 pro forma results and other non-GAAP measures are included at the end of this earnings release.

Operating Income	Quarter Ended September 30,			Nine Months Ended September 30,
(in millions)	2006	Pro Forma 2005	2006 vs. 2005	2006	Pro Forma 2005	2006 vs. 2005

Cable Networks	$777.7	$682.0	14%	$2,109.1	$1,896.3	11%
Entertainment	(6.7)	108.2	(106%)	50.8	155.9	(67%)
Corporate	(113.8)	(42.4)	(168%)	(216.0)	(126.7)	(70%)
Eliminations	(1.7)	(3.3)	NM	(1.7)	4.4	NM

Total	$655.5	$744.5	(12%)	$1,942.2	$1,929.9	1%

NM = not meaningful

Net earnings from continuing operations

Net earnings from continuing operations decreased 14%, or $58.9 million, to $356.3 million from a 2005 pro forma amount of $415.2 million. The decline was attributable primarily to lower operating income and increased interest expense, partially offset by a reduction in provision for income taxes. Interest expense increased $59.7 million to $118.8 million from pro forma 2005 because of higher average debt outstanding and higher interest rates. For the quarter ended September 30, 2006, the Company recorded income tax expense of $169.7 million on pre-tax earnings of $530.5 million, for an effective tax rate of 32.0%, compared with a 2005 pro forma effective tax rate of 38.7%. The reduction in the provision for income taxes resulted principally from the release in the period of $29.1 million of discrete tax benefits and a lower estimated full year effective tax rate. On a fully diluted basis, net earnings from continuing operations for the third quarter were $0.50 per share and include discrete tax benefits of $29.1 million as well as a reduction in the weighted average number of common shares outstanding resulting from the Company's stock repurchase program.

Business Outlook

The Company reaffirms its full year 2006 guidance to deliver double digit revenue and operating income growth compared to 2005 revenues of $9.61 billion and 2005 pro forma operating income excluding unusual charges of $2.60 billion. The Company also expects to achieve diluted earnings per share from continuing operations in the range of $1.95 to $2.00. Guidance excludes discrete tax benefits, net one-time amounts related to senior management changes, and previously announced fourth quarter 2006 international Cable Networks segment restructuring charges which will be approximately $15 million.

Debt

At September 30, 2006, total outstanding debt, including bank borrowings under existing credit facilities and capital lease obligations, increased to $8.19 billion, compared with $5.76 billion at December 31, 2005. The increase of $2.43 billion was driven primarily by the Company's stock repurchase program and acquisitions, including DreamWorks.

Stock Repurchase Program

The Company has in place a $3.0 billion stock repurchase program. For the quarter ended September 30, 2006, 11.7 million shares were repurchased for an aggregate purchase price of $419.2 million. Through November 2, 2006, the Company acquired 54.8 million shares at a weighted average price per share of $38.89 for a total purchase price of $2.13 billion.

Basis of Presentation

Viacom completed its separation from CBS Corporation (formerly Viacom Inc.) on December 31, 2005. Consequently, Viacom's historical results for 2005 are presented on a "carve-out" basis consistent with the results presented in its Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on March 16, 2006. In order to provide readers with a more meaningful basis of comparison with 2006 results, this release includes 2005 pro forma financial information as if the separation from CBS Corporation had occurred at the beginning of 2005. The tables on Pages 9 and 10 of this release reconcile 2005 pro forma results for the quarter and nine months ended September 30, 2005 to historical results. In addition, certain 2005 pro forma results by quarter and corresponding reconciliations are posted on the Company's website, and were filed with the Securities and Exchange Commission on Form 8-K on March 24, 2006. Except as otherwise noted, the 2005 pro forma results presented in this release do not consider the impact to interest expense, net and provision for income taxes of the Company's issuances of debt securities during 2006.

About Viacom

Viacom is a leading global entertainment content company, with prominent and respected brands in focused demographics. Engaging its audiences through television, motion pictures and digital platforms, Viacom reaches its audiences wherever they consume content. Viacom's leading brands include the multiplatform properties of MTV Networks, including MTV, VH1, Nickelodeon, Nick at Nite, Comedy Central, CMT: Country Music Television, Spike TV, TV Land, Logo and more than 130 networks around the world, as well as digital assets such as Neopets, Xfire and Atom Entertainment; BET Networks; Paramount Pictures; Paramount Home Entertainment, DreamWorks and Famous Music. More information about Viacom and its businesses is available at www.viacom.com.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements, including Business Outlook, which are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company's current expectations concerning future results and events. Similarly, statements that describe the Company's objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions in cable programming markets and, in particular, for advertisements targeting demographics served by the Company's programming services; the public acceptance of the Company's movies, cable television, digital services and other programming; competition for advertising dollars from search and other internet and wireless-based services; the potential for further weakness in international advertising markets; technological developments and their effect in the Company's markets; the Company's ability to successfully launch its programming services to new distribution platforms; changes in the Federal communications laws and regulations applicable to cable operations, including the possibility of mandatory a la carte programming; the impact of piracy on the Company's products; the impact of increased scale in parties involved in the distribution of the Company's products and services to consumers; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company's businesses generally; and other factors described in the Company's news releases and filings with the Securities and Exchange Commission, including but not limited to the Company's 2005 Annual Report on Form 10-K filed on March 16, 2006 and the Quarterly Reports on Form 10-Q for the period ended March 31, 2006 and June 30, 2006. The forward-looking statements included in this document are made only as of the date of this document, and, under Section 27A of the Securities Act and Section 21E of the Exchange Act, the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts Press: Carl Folta Executive Vice President, Corporate Communications (212) 258-6352 carl.folta@viacom.com	Investors: James Bombassei Senior Vice President, Investor Relations (212) 258-6377 james.bombassei@viacom.com

Jeremy Zweig Vice President, Corporate Communications (212) 846-7503 jeremy.zweig@viacom.com	Lauren Grismanauskas Director, Investor Relations (212) 846-7581 lauren.grismanauskas@viacom.com

VIACOM INC. AND SUBSIDIARIES
HISTORICAL UNAUDITED CONSOLIDATED STATEMENTS OF EARNINGS

	Quarter Ended September 30,		Nine Months Ended September 30,
(in millions, except earnings per share amounts)
	2006	2005	2006	2005

Revenues	$2,659.8	$2,477.5	$7,874.0	$6,885.9
Expenses:
Operating	1,301.7	1,175.3	4,046.9	3,342.3
Selling, general and administrative	604.2	495.4	1,622.2	1,404.3
Depreciation and amortization	98.4	63.4	262.7	185.5

Total expenses	2,004.3	1,734.1	5,931.8	4,932.1
Operating income	655.5	743.4	1,942.2	1,953.8
Interest expense, net	(118.8)	(0.6)	(318.2)	(10.1)
Other items, net	(6.2)	(10.5)	(4.0)	(19.1)

Earnings from continuing operations before income taxes, equity in earnings of affiliated companies and minority interest	530.5	732.3	1,620.0	1,924.6
Provision for income taxes	(169.7)	(284.1)	(529.6)	(754.4)
Equity in earnings of affiliated companies, net of tax	(2.4)	2.7	3.4	7.5
Minority interest, net of tax	(2.1)	(1.1)	(4.3)	(3.3)

Net earnings from continuing operations	356.3	449.8	1,089.5	1,174.4
Discontinued operations, net of tax	0.5	(26.5)	21.8	(46.9)

Net earnings	$356.8	$423.3	$1,111.3	$1,127.5

Basic earnings per common share amounts:
Earnings per share, continuing operations	$0.50	$0.60	$1.51	$1.56
Earnings per share, discontinued operations	$0.01	$(0.04)	$0.03	$(0.06)
Net earnings per share	$0.51	$0.56	$1.54	$1.50
Diluted earnings per common share amounts:
Earnings per share, continuing operations	$0.50	$0.60	$1.51	$1.56
Earnings per share, discontinued operations	$—	$(0.04)	$0.03	$(0.06)
Net earnings per share	$0.50	$0.56	$1.54	$1.50
Weighted average number of common shares outstanding:
Basic common shares	706.5	751.6	721.4	751.6
Diluted common shares	707.3	751.6	722.4	751.6

VIACOM INC. AND SUBSIDIARIES
HISTORICAL CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	September 30, 2006	December 31, 2005

	(unaudited)
ASSETS
Current assets	$3,840.0	$3,512.8
Property and equipment, net	1,172.3	1,179.9
Non-current inventory, including film library	3,748.1	2,973.2
Goodwill	10,953.7	10,361.4
Intangible assets	770.6	370.8
Other assets	462.7	717.5

Total Assets	$20,947.4	$19,115.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$3,393.5	$3,268.6
Financing obligations — non-current	8,123.7	5,702.1
Other non-current liabilities	2,398.2	2,357.0
Stockholders' equity	7,032.0	7,787.9

Total Liabilities and Stockholders' Equity	$20,947.4	$19,115.6

VIACOM INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF EARNINGS QUARTER ENDED SEPTEMBER 30, 2005

The following tables reconcile the Company's historical results to pro forma results for the periods presented as if the separation of Viacom from CBS Corporation is deemed to have occurred on January 1, 2005. In addition, on June 16, 2006, the Company completed a private placement of $750 million in floating rate senior notes and on April 12, 2006, the Company completed a private placement of $4.75 billion in aggregate principal amounts of fixed rate senior notes and debentures due 2011, 2016, and 2036. Except as otherwise noted, the 2005 pro forma results presented in this release do not consider the impact to interest expense, net and provision for income taxes resulting from the issuance of the floating rate senior notes and senior notes and debentures.

	Quarter Ended September 30, 2005
(in millions, except per share amounts)	Historical	Adjustments	Pro Forma
Revenues	$2,477.5	$—	$2,477.5
Operating income(1)	743.4	1.1	744.5
Interest expense, net(2)	(0.6)	(58.5)	(59.1)
Other items, net	(10.5)	—	(10.5)

Earnings from continuing operations before income taxes, equity in earnings of affiliated companies and minority interest	732.3	(57.4)	674.9
Provision for income taxes(3)	(284.1)	22.8	(261.3)
Equity in earnings of affiliated companies, net of tax	2.7	—	2.7
Minority interest, net of tax	(1.1)	—	(1.1)

Net earnings from continuing operations	449.8	(34.6)	415.2
Net earnings from discontinued operations, net of tax	(26.5)	—	(26.5)

Net earnings	$423.3	$(34.6)	$388.7

Basic earnings per share amounts:
Earnings per share, continuing operations	$0.60		$0.55
Earnings per share, discontinued operations	$(0.04)		$(0.04)
Net earnings per share	$0.56		$0.51
Diluted earnings per share amounts:
Earnings per share, continuing operations	$0.60		$0.55
Earnings per share, discontinued operations	$(0.04)		$(0.04)
Net earnings per share	$0.56		$0.51
Weighted average number of common shares Outstanding(4):
Basic	751.6	—	751.6
Diluted	751.6	1.1	752.7

(1)
Represents changes to reflect overhead costs on a basis consistent with the new structure of the Company. Costs include adjustments to the Entertainment segment ($3.5 million reduction of selling, general and administrative and increase of depreciation and amortization of $4.9 million) and Corporate ($2.5 million reduction in selling, general and administrative).
(2)
Pro forma interest expense is presented as if the $5.4 billion in debt outstanding at December 31, 2005 had been outstanding as of the beginning of the period and is calculated based on the actual rates in effect for the periods presented. Pro forma amounts are further adjusted for amortization of deferred financing costs as if such costs were incurred on January 1, 2005. On September 20, 2006, the Company commenced an offer to exchange debt securities registered with the SEC for unregistered debt securities it had issued during 2006. In connection with the offer, the Company calculated the impact of the increased interest expense of the debt securities as if such securities were outstanding as of January 1, 2005. Accordingly, the pro forma adjustment to interest expense reflecting the offerings would have been $344.6 million for 2005, or $86.1 million for the three months ended September 30, 2005, resulting in pro forma earnings per share from continuing operations of $1.61 for 2005, or $0.53 for the three months ended September 30, 2005. For each 1/8 percentage point change in the annual interest rate on the floating senior notes due 2009, the effect on net income is $0.5 million.
(3)
Pro forma adjustment to the provision for income taxes is calculated using the blended statutory rates in effect for the period presented.
(4)
Shares outstanding for the period were calculated based on shares of the Company stock created upon the separation from CBS Corporation.

VIACOM INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF EARNINGS NINE MONTHS ENDED SEPTEMBER 30, 2005

	Nine Months Ended September 30, 2005
(in millions, except per share amounts)	Historical	Adjustments	Pro Forma
Revenues	$6,885.9	$—	$6,885.9
Operating income(1)	1,953.8	(23.9)	1,929.9
Interest expense, net(2)	(10.1)	(150.3)	(160.4)
Other items, net	(19.1)	—	(19.1)

Earnings from continuing operations before income taxes, equity in earnings of affiliated companies and minority interest	1,924.6	(174.2)	1,750.4
Provision for income taxes(3)	(754.4)	69.1	(685.3)
Equity in earnings of affiliated companies, net of tax	7.5	—	7.5
Minority interest, net of tax	(3.3)	—	(3.3)

Net earnings from continuing operations	1,174.4	(105.1)	1,069.3
Net earnings from discontinued operations, net of tax	(46.9)	—	(46.9)

Net earnings	$1,127.5	$(105.1)	$1,022.4

Basic earnings per share amounts:
Earnings per share, continuing operations	$1.56		$1.42
Earnings per share, discontinued operations	$(0.06)		$(0.06)
Net earnings per share	$1.50		$1.36
Diluted earnings per share amounts:
Earnings per share, continuing operations	$1.56		$1.42
Earnings per share, discontinued operations	$(0.06)		$(0.06)
Net earnings per share	$1.50		$1.36
Weighted average number of common shares Outstanding(4):
Basic	751.6	—	751.6
Diluted	751.6	1.1	752.7

(1)
Represents changes to reflect overhead costs on a basis consistent with the new structure of the Company. Costs include adjustments to the Entertainment segment ($6.5 million reduction of selling, general and administrative and increase of depreciation and amortization of $14.4 million) and Corporate ($16.0 million increase in selling, general and administrative).
(2)
Pro forma interest expense is presented as if the $5.4 billion in debt outstanding at December 31, 2005 had been outstanding as of the beginning of the period and is calculated based on the actual rates in effect for the periods presented. Pro forma amounts are further adjusted for amortization of deferred financing costs as if such costs were incurred on January 1, 2005. On September 20, 2006, the Company commenced an offer to exchange debt securities registered with the SEC for unregistered debt securities it had issued during 2006. In connection with the offer, the Company calculated the impact of the increased interest expense of the debt securities as if such securities were outstanding as of January 1, 2005. Accordingly, the pro forma adjustment to interest expense reflecting the offerings would have been $344.6 million for 2005, or $258.4 million for the nine months ended September 30, 2005, resulting in pro forma earnings per share from continuing operations of $1.61 for 2005, or $1.33 for the nine months ended September 30, 2005. For each 1/8 percentage point change in the annual interest rate on the floating senior notes due 2009, the effect on net income is $0.5 million.
(3)
Pro forma adjustment to the provision for income taxes is calculated using the blended statutory rates in effect for the period presented.
(4)
Shares outstanding for the period were calculated based on shares of the Company stock created upon the separation from CBS Corporation.

VIACOM INC. AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables set forth the Company's Operating Income before Depreciation and Amortization. The Company defines "Operating Income before Depreciation and Amortization" ("OIBDA") as net earnings adjusted to exclude the following line items presented in the Statements of Earnings: Discontinued operations, net of tax; Minority interest, net of tax; Equity in earnings of affiliated companies, net of tax; Provision for income taxes; Other items, net; Interest expense, net; and Depreciation and amortization.

The Company uses OIBDA, among other things, to evaluate the Company's operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the measures used by management for planning and forecasting of future periods. This measure is an indicator of the Company's operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management, helps improve their ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different financing and capital structures or effective tax rates. In addition, this measure is also among the measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance. OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company's ability to fund its cash needs. As OIBDA excludes certain financial information compared with net earnings, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the SEC, the Company provides below reconciliations of OIBDA for each segment to such segment's operating income, the most directly comparable amounts reported under GAAP.

VIACOM INC. AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

	Quarter Ended September 30,		Nine Months Ended September 30,
(in millions)	2006	2005	2006	2005

Operating Income:
Cable Networks	$777.7	$682.0	$2,109.1	$1,896.3
Entertainment	(6.7)	109.6	50.8	163.8
Corporate and eliminations	(115.5)	(48.2)	(217.7)	(106.3)

Operating income	$655.5	$743.4	$1,942.2	$1,953.8

Depreciation and amortization:
Cable Networks	$72.7	$58.3	$194.5	$165.7
Entertainment	22.2	3.7	58.6	14.8
Corporate	3.5	1.4	9.6	5.0

Depreciation and amortization	$98.4	$63.4	$262.7	$185.5

OIBDA
Cable Networks	$850.4	$740.3	$2,303.6	$2,062.0
Entertainment	15.5	113.3	109.4	178.6
Corporate and eliminations	(112.0)	(46.8)	(208.1)	(101.3)

OIBDA	$753.9	$806.8	$2,204.9	$2,139.3

Pro forma adjustments(1)
Cable Networks	$—	$—	$—	$—
Entertainment	—	3.5	—	6.5
Corporate and eliminations	—	2.5	—	(16.0)

Pro forma adjustments	$—	$6.0	$—	$(9.5)

Pro forma OIBDA
Cable Networks	$850.4	$740.3	$2,303.6	$2,062.0
Entertainment	15.5	116.8	109.4	185.1
Corporate and eliminations	(112.0)	(44.3)	(208.1)	(117.3)

Pro forma OIBDA	$753.9	$812.8	$2,204.9	$2,129.8

(1)
Pro forma adjustments to operating income represent changes to reflect the new structure of the Company as if the separation had occurred at January 1, 2005. For the quarter ended, selling, general and administrative costs would have been reduced by $3.5 million and $2.5 million for Paramount and Corporate, respectively. For the nine months ended, selling, general and administrative costs would have been reduced by $6.5 million and increased $16.0 million for Paramount and Corporate, respectively. There are no adjustments to the Cable Segment.

VIACOM INC. AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

        As noted previously, the Company expects double digit revenue and operating income growth compared to 2005 revenues of $9.61 billion and pro forma operating income excluding unusual charges of $2.60 billion. The following table reconciles operating income from historical results to pro forma operating income and pro forma operating income excluding unusual charges:

($ in millions)	Full Year Ended December 31, 2005

Historical operating income	$2,366.4
Pro forma adjustments:
Separation costs	163.5
Corporate expenses(1)	(24.5)
Paramount overhead(1)	(8.0)

Pro forma operating income	2,497.4
Unusual charges:
Severance(2)	70.5
Theatrical inventory write-downs(3)	31.6

Pro forma operating income excluding unusual charges	$2,599.5

(1)
Amounts represent adjustments to reflect Paramount and Corporate overhead costs on a consistent basis with the post separation overhead cost of the Company, as if the changes had occurred on January 1, 2004.

(2)
Amounts reflect severance charges of $47.9 million for Cable and $22.6 million for Entertainment in 2005 relating to organizational realignments.

(3)
Amounts relate to abandoned theatrical development projects.

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VIACOM REPORTS THIRD QUARTER 2006 RESULTS